UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 or 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):
October 5, 2007

PAIVIS, CORP.
(Exact name of registrant as specified in its charter)

Nevada	00030074	86-0871787
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

#400 - 3475 Lenox Road, Atlanta Georgia 30326
(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code: (404-601-2885)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01  OTHER EVENTS.

On October 5, 2007, Paivis, Corp. (the “Company”) executed a binding term sheet with Trustcash Holdings, Inc.  (“Trustcash”), that outlines the preliminary terms of a stock acquisition whereby  Trustcash intends to acquire all of the issued and outstanding common and preferred shares of Paivis on an  exchange basis that will value the Company’s common shares at $1.30 per share in exchange for Trustcash’s preferred stock, subject to an independent price valuation of the Company’s common stock and also includes the exchange of new classes of Trustcash’s preferred shares to mirror those rights and preferences prescribed for existing preferred shares of the Company’s designated classes of preferred shares.

The transaction is intended by the parties to be structured as a tax free reorganization and is subject to additional conditions precedent to closing. The rights and preferences of Trustcash’s preferred shares that are to be exchanged for the Company’s common shares will be determined by negotiations of the parties prior to closing, that are planned to include a mandatory annual dividend preference and registration rights covering the preferred shares to be received by the Company’s existing common shareholders. The parties have mutually agreed to complete negotiations and enter into the definitive agreement for the transaction within a reasonable time after October 15, 2007. Although the definitive agreement that is to be executed by the Company and Trustcash may include rights in favor of the Company’s existing common shareholders to have their preferred shares received in the share exchange registered for resale with the Commission, there can be no assurance given by the Company on the time period it may take to approve the registration of such shares, or that the Commission will ultimately declare the proposed registration statement covering those shares to be effective.

The Company intends to file Information Statements on Schedule 14C with the United States Securities and Exchange Commission, as required by Rule 14c-101 of the Securities Exchange Act of 1934, which will provide the information required by such Schedule 14C prior to the effective date of the transaction.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(c)           The following exhibits are filed herewith:

Exhibit No.                                Page No.                      Description

10.1 Attached	Summary of Proposed Terms for an Acquisition of Paivis Corp. dated October 5, 2007.

99.1 Attached	Press Release Dated October 8, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PAIVIS, CORP.
Dated: October 15, 2007	A

	By:	/s/ Edwin Kwong
_______________________________ Edwin Kwong, Interim President and Interim CEO
Pr